Exhibit 99.1

SeaWorld Entertainment, Inc. ANNOUNCES LEADERSHIP APPOINTMENTS

-- Marc Swanson Appointed Interim CEO; Elizabeth Castro Gulacsy Appointed Interim CFO;

Walter Bogumil Appointed COO --

ORLANDO, FL, April 6, 2020 — SeaWorld Entertainment, Inc. (NYSE: SEAS), a leading theme park and entertainment company, today announced three leadership appointments. Marc Swanson, who serves as Chief Financial Officer and Treasurer, has been appointed interim Chief Executive Officer. Elizabeth Castro Gulacsy, who serves as Chief Accounting Officer, has been appointed interim Chief Financial Officer and Treasurer. Ms. Gulacsy will retain her role as Chief Accounting Officer. Walter Bogumil, who serves as Chief Strategy Officer, has been appointed to the role of Chief Operating Officer. Serge Rivera has resigned from his positions of Chief Executive Officer and member of the Board of Directors. All changes are effective immediately.

Mr. Swanson has been with the Company for nearly 20 years and has previously served as interim CEO. Ms. Gulacsy has been with the Company for seven years and has previously served as interim CFO and Treasurer. Mr. Bogumil has more than 20 years of industry experience and will be responsible for corporate and park operations in his new role.

“Marc, Elizabeth and Walter are experienced leaders with proven track records and the right people to lead the Company through this unprecedented environment,” said Scott Ross, Chairman of the Board of Directors. “The Board remains united in guiding the Company through the tough but necessary decisions to best position the business for long-term success.”

Mr. Swanson said, “This is a unique and extraordinary period for our Company, our industry, and the world. We have a long tenured and experienced leadership team that is focused on managing this business through this difficult time, resuming operations and welcoming our valued Ambassadors and guests back as soon as possible.”

The Board unanimously approved these appointments and expects the interim roles will last at least through the resumption of operations at the parks. The Board will review the interim roles once the Company re-opens its parks.

Additionally, the Executive Officers of the Company have agreed to reduce their base salary by 20% until the Company’s theme parks substantially resume normal operations.

About Marc Swanson

Mr. Swanson, 48, has served as Chief Financial Officer and Treasurer of the Company since August 2017, except from September 2019 to November 2019, when he served as Interim Chief Executive Officer. Prior to that, Mr. Swanson had served as Chief Accounting Officer since 2012 and served as Interim Chief Financial Officer from June 2015 until September 2015 and as Interim Chief Financial Officer and Treasurer from August 1, 2017 until his permanent appointment later that same month. Previously, he was Vice President Performance Management and Corporate Controller of SeaWorld Parks & Entertainment from 2011 to 2012, the Corporate Controller of Busch Entertainment Corporation from 2008 to 2011 and the Vice President of Finance of Sesame Place from 2004 to 2008. Mr. Swanson is a member of the board of trustees of the Orlando Science Center. Mr. Swanson holds a bachelor’s degree in accounting from Purdue University and a master’s degree in business administration from DePaul University, and is a Certified Public Accountant.

About Elizabeth Gulacsy

Ms. Gulacsy, 46, has served as Chief Accounting Officer of the Company since August 2017, except from September 2019 to November 2019, when she also served as the Interim Chief Financial Officer and Treasurer in addition to her role as Chief Accounting Officer. Prior to that, Ms. Gulacsy served as Corporate Vice President, Financial Reporting since 2016 and Director, Financial Reporting from 2013 to 2016. Prior to joining the Company, from 2011 to 2013, Ms. Gulacsy served as Chief Accounting Officer and Corporate Controller for Cross Country Healthcare, Inc., from 2006 to 2011 she served as their Director of Corporate Accounting and from 2002 to 2006 as their Assistant Controller. From 2006 to 2013, prior to joining the Company, Ms. Gulacsy was an Audit Manager for Ernst & Young LLP. Ms. Gulacsy is a member of the Board of Directors for the SeaWorld & Busch Gardens Conservation Fund and a member of the Audit Committee for IAAPA, the global association for the theme park industry. Ms. Gulacsy holds a bachelor’s degree and master’s degree in accounting from the University of Florida and is a Certified Public Accountant.

About Walter Bogumil

Mr. Bogumil, 48, has served as the Company’s Chief Strategy Officer since June 2018. Prior to joining the Company, he served as Affinity Gaming’s Interim Chief Executive Officer from April 2018 to June 2018 and served as Affinity’s Chief Financial Officer and Treasurer from March 2015 to June 2018. Prior to that, he was Vice President, Financial Analysis, at Penn National Gaming from April 2002 to March 2015.  He has also held previous roles in the theme park and resort industries. Mr. Bogumil holds a bachelor's degree in finance from the University of Central Florida and a master's degree in business administration from Rollins College.

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company providing experiences that matter, and inspiring guests to protect animals and the wild wonders of our world. The Company is one of the world's foremost zoological organizations and a global leader in animal welfare, training, husbandry and veterinary care. The Company collectively cares for what it believes is one of the largest zoological collections in the world and has helped lead advances in the care of animals. The Company also rescues and rehabilitates marine and terrestrial animals that are ill, injured, orphaned or abandoned, with the goal of returning them to the wild. The SeaWorld® rescue team has helped more than 36,000 animals in need over the Company's history.  SeaWorld Entertainment, Inc. owns or licenses a portfolio of recognized brands including SeaWorld®, Busch Gardens®, Aquatica®, Sesame Place® and Sea Rescue®. Over its more than 60-year history, the Company has built a diversified portfolio of 12 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind zoological collection. The Company's theme parks feature a diverse array of rides, shows and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests

Forward Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of the federal securities laws. The Company generally uses the words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “guidance,” “targeted,” “goal” and variations of such words or similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs, estimates and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond management’s control, that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: COVID-19 and its impact on the length of time the Company’s parks will be required to remain closed and the impact of these or other potential closures on the Company and its stakeholders, complex federal and state regulations governing the treatment of animals, which can change, and claims and lawsuits by activist groups; activist and other third-party groups and/or media can pressure governmental agencies, vendors, partners, and/or regulators, bring action in the courts or create negative publicity about us; factors beyond the Company’s control adversely affecting attendance and guest spending at its theme parks, including, but not limited to, weather, natural disasters, foreign exchange rates, consumer confidence, the potential spread of travel-related health concerns including pandemics and epidemics, travel related concerns, and governmental actions; incidents or adverse publicity concerning the Company’s theme parks, the theme park industry or zoological facilities; a decline in discretionary consumer spending or consumer confidence; risks affecting the States of Florida, California and Virginia which generate a significant portion of the Company’s revenues such as natural disasters, severe weather and travel-related disruptions or incidents; inability to compete effectively in the highly competitive theme park industry; animal exposure to infectious disease; high fixed cost structure of theme park operations; changing consumer tastes and preferences; cyber security risks and failure to maintain the integrity of internal or guest data; technology interruptions or failures that impair access to the Company’s websites or information technology systems; increased labor costs, including minimum wage increases, and employee health and welfare benefits; adverse litigation judgments or settlements; inability to protect the Company’s intellectual property or the infringement on intellectual property rights of others; the loss of licenses and permits required to exhibit animals or the violation of laws and regulations; loss of key personnel; unionization activities or labor disputes; inability to meet workforce needs; risks associated with the Company’s cost optimization program, capital allocation plans, share repurchases, acquisitions or other strategic initiatives and financing transactions; inability to maintain certain commercial licenses; inadequate insurance coverage; inability to purchase or contract with third party manufacturers for rides and attractions or construction delays; environmental regulations, expenditures and liabilities; suspension or termination of any of the Company’s business licenses, including by legislation at federal, state or local levels; delays, restrictions or inability to obtain or maintain permits; financial distress of strategic partners or other counterparties; changes to immigration, foreign trade, investments or other policies; inability to realize the full value of the Company’s intangible assets; changes in tax laws; tariffs or other trade restrictions; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s most recently available Annual Report on Form 10-K, as such risks, uncertainties and factors may be updated in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”).

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldinvestors.com).

Contacts:

Investor Relations Inquiries:

Matthew Stroud, Vice President of Investor Relations

(855) 797-8625

Investors@SeaWorld.com

Media Inquiries:

Suzanne Pelisson Beasley, Manager, Corporate Communications

Suzanne.Pelisson-Beasley@SeaWorld.com

3